UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2025

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39509	36-4883909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Trapelo Road Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 786-8230

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	DYN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Dyne Therapeutics, Inc. (the “Company”) disclosed on January 10, 2025, that although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2024, it expects to report cash, cash equivalents and marketable securities of approximately $642 million as of December 31, 2024.

The estimated cash figure is preliminary and unaudited, represents a management estimate as of the date of this Current Report on Form 8-K and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimated cash figure.

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release announcing new clinical data from its ongoing Phase 1/2 ACHIEVE clinical trial of DYNE-101 in patients with myotonic dystrophy type 1 (“DM1”). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On January 10, 2025, the Company issued a press release announcing new clinical data from its ongoing Phase 1/2 ACHIEVE clinical trial of DYNE-101 in patients with DM1. The Company also provided a safety update for its ongoing Phase 1/2 DELIVER clinical trial of DYNE-251 in patients with Duchenne muscular dystrophy (“DMD”) who are amenable to exon 51 skipping.

Phase 1/2 ACHIEVE Trial of DYNE-101 in DM1

ACHIEVE is a randomized, placebo-controlled, double-blind, Phase 1/2 clinical trial designed with a Multiple Ascending Dose (“MAD”) portion to evaluate the safety and efficacy of DYNE-101 in DM1. The study was designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of DYNE-101 administered intravenously. The study protocol also allows for the creation of a Registrational Expansion Cohort to support a submission for U.S. Accelerated Approval.

Activity of DYNE-101 was assessed using key biomarkers including dystrophia myotonica protein kinase (“DMPK”) and the Composite Alternative Splicing Index (“CASI-22”). Myotonia, muscle strength, timed function tests, and patient reported outcomes, including central nervous system-related disease manifestations, were also assessed in the trial. CASI-22 was used to assess the utility of splicing correction to serve as surrogate endpoint and to support selection of a dose for the Registrational Expansion Cohort.

The Company measured splicing in all study participants using CASI-22 to quantify the splicing abnormalities that directly lead to the hallmark and multi-organ symptoms of DM1, including myotonia, loss of muscle strength and function, cardiac arrhythmias, gastrointestinal problems, and cognitive impairments.

The Company has completed the MAD portion of the study and selected the 6.8 mg/kg Q8W dose (approximate antisense oligonucleotide dose) to be evaluated in the Registrational Expansion Cohort based on its potential to demonstrate broad functional benefit.

DYNE-101 Efficacy Data

The Company reported efficacy data from adult DM1 patients enrolled in the randomized, placebo-controlled MAD portion of the DYNE-101 ACHIEVE trial, including data from the 6.8 mg/kg Q8W cohort (n=8) at up to 6 months.

At the 6.8 mg/kg Q8W dose, DYNE-101 resulted in significant splicing correction at 3 months compared to baseline, which was associated with improvement in multiple functional endpoints, beginning at 3 months and continuing at 6 months.

Key findings from ACHIEVE include:

Biomarker Data and Functional Improvements

•	DMPK: Analysis of muscle biopsy data for the 6.8 mg/kg Q8W cohort demonstrated a substantial knockdown of DMPK (DYNE-101 molecular target) RNA levels.

•

Composite Alternative Splicing Index (CASI-22): Splicing correction at 3 months for the 6.8 mg/kg Q8W cohort was robust and was associated with improvement in multiple functional endpoints, supporting CASI-22 at 3 months as a surrogate endpoint for potential U.S. Accelerated Approval.

•

Myotonia (vHOT): Early and sustained improvement in myotonia as measured by video hand opening time (vHOT) was seen in the 6.8 mg/kg Q8W cohort, as well as at low doses with modest splicing correction, deepening with more time on drug.

•

Strength and Timed Assessments: Functional measures such as 5 Times Sit to Stand Test, reflective of muscle strength and dynamic balance, Quantitative Myometry Testing (QMT), a test of muscle strength and fatigue, and the 10-Meter Walk/Run Test (10MWR) showed early and sustained clinical benefit at the 6.8 mg/kg Q8W dose.

Patient Reported Outcomes (PROs)

•

Myotonic Dystrophy Health Index (MDHI): DYNE-101 at the 6.8 mg/kg Q8W doses showed encouraging trends on the MDHI patient reported outcome measure, including those that assess central nervous system disease manifestations. These represent some of the most burdensome manifestations of DM1 and daily quality of life issues for patients and their families.

DYNE-101 Safety and Tolerability Data

•

The Company also reported safety and tolerability data from 56 patients enrolled through the 6.8 mg/kg Q8W cohort of the ACHIEVE trial, as of the safety data cut-off date of December 6, 2024. DYNE-101 demonstrated a favorable safety profile. The majority of treatment emergent adverse events were mild or moderate, and no related serious treatment emergent adverse events have been identified.

•	Approximately 855 doses have been administered, representing over 72-patient years of follow-up, with some patients being followed for up to 2.1 years.

Clinical Plan to Support DYNE-101 Product Registration and Upcoming Milestones

•

Based on previous dialogue with the Center for Drug Evaluation and Research division of the U.S. Food and Drug Administration (“FDA”), the Company continues to pursue accelerated approval in the U.S. based on splicing as a surrogate endpoint.

•

The Company plans to initiate a global placebo-controlled Registrational Expansion Cohort in ACHIEVE that includes approximately 32 patients at the 6.8 mg/kg Q8W dose. The primary endpoint for this cohort will be mean splicing correction at 3 months as measured by the composite alternative splicing index (CASI-22), supported by clinically meaningful measures of muscle strength and function. The Registrational Expansion Cohort will also assess various quality of life and central nervous system-related endpoints (e.g., fatigue, daytime sleepiness). The Company intends that the data from the approximately 32-patient Registrational Expansion Cohort and the 56 patients from the long-term extension portion of ACHIEVE will support a submission for U.S. Accelerated Approval. The Company is also pursuing expedited approval pathways globally for DYNE-101.

•	The Company anticipates completion of enrollment of the Registrational Expansion Cohort in mid-2025 and submission for U.S. Accelerated Approval in the first half of 2026.

Phase 1/2 DELIVER Trial of DYNE-251 in DMD

•

DELIVER is a Phase 1/2 clinical trial designed to study the safety and efficacy of DYNE-251 in patients with DMD who are amenable to exon 51 skipping. DELIVER was designed to be a registrational trial, and the Company is pursuing expedited approval pathways globally for DYNE-251.

•	The Company previously reported that DYNE-251 demonstrated unprecedented dystrophin expression and functional improvement on multiple measures including Stride Velocity 95th Centile.

•

The Company reported today updated safety and tolerability data based on 54 participants enrolled in the DELIVER trial, as of the safety data cut-off date of November 21, 2024. DYNE-251 demonstrated a favorable safety profile, and the majority of treatment emergent adverse events were mild or moderate. The safety profile remains unchanged, and no new treatment-related serious adverse events have been observed since the prior update provided as of August 21, 2024. Approximately 837 doses have been administered to date in the DELIVER trial, representing over 65 patient-years of follow-up, with some patients followed for up to 2.2 years.

•	Based on recent feedback from the FDA, the Company continues to pursue U.S. Accelerated Approval based on dystrophin as a surrogate endpoint.

•

The Company is currently enrolling a 20 mg/kg (approximate phosphorodiamidate morpholino oligomer dose) Q4W Registrational Expansion Cohort of approximately 32 participants as part of the DELIVER trial. The Company anticipates completion of enrollment in the first quarter of 2025 with data from this cohort expected in late 2025 with potential to support a potential submission for U.S. Accelerated Approval in early 2026.

Data Presentation

On January 10, 2025, the Company made available a presentation to be used with investors to discuss the clinical data from the ACHIEVE and DELIVER clinical trials, plans for registrational cohorts and other business updates. A copy of the presentation is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, prospects and plans, objectives of management, the potential of the FORCE platform, the therapeutic potential of DYNE-101 and DYNE-251, the anticipated timelines for reporting additional data from the ACHIEVE and DELIVER clinical trials and initiating and enrolling registrational cohorts, expectations regarding the timing and outcome of interactions with global regulatory authorities and the availability of accelerated approval pathways for DYNE-101 and DYNE-251 and expectations regarding the timing of filing applications for U.S. Accelerated Approval, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to enroll patients in clinical trials; whether results from preclinical studies and initial data from early clinical trials will be predictive of the final results of the clinical trials or future trials; uncertainties as to the FDA’s and other regulatory authorities’ interpretation of the data from the Company’s clinical trials and acceptance of the Company’s clinical programs and the regulatory approval process; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Form 10-Q and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 10, 2025.

99.2	Presentation, dated January 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNE THERAPEUTICS, INC.

Date: January 10, 2025	By:	/s/ John G. Cox
	Name:	John G. Cox
	Title:	President and Chief Executive Officer